Exhibit 99.1

PRESS RELEASE	Corporate Headquarters
400 South Hope Street
Los Angeles, CA 90071
www.cbre.com

FOR IMMEDIATE RELEASE

For further information:
Kristyn Farahmand	Steve Iaco
Investors	Media
214.863.3145	212.984.6535

CBRE Group, Inc. Reports Financial Results For First-Quarter 2020

Los Angeles, CA – May 7, 2020 — CBRE Group, Inc. (NYSE:CBRE) today reported financial results for the first quarter ended March 31, 2020.

“We had a strong start to the year before the impact of Covid-19 emerged in late March,” said Bob Sulentic, CBRE’s president & chief executive officer. “Our results were driven by strong performance in the Advisory Services segment, particularly property sales in continental Europe and Japan. A modest decrease in adjusted EBITDA and adjusted earnings per share for the business as a whole was driven by our Real Estate Investments segment, where we experienced a $27 million decline in our co-investments in the public real estate securities portfolio.”

Commenting on the market environment in light of the Covid-19 pandemic, Mr. Sulentic said: “The coming quarters will no doubt be challenging for our industry. In light of how suddenly and severely economic growth has collapsed, we are taking actions to mitigate the impact across every part of our business.

However, the steps we have taken over the past decade to strengthen CBRE have prepared us well for the current environment. Compared with the Global Financial Crisis, we have a stronger market position across business lines, a more diversified and contractual revenue base, a significantly stronger balance sheet with more than $3 billion of liquidity and a leadership team that is far better equipped to manage our cost structure. We believe that the decisions we make as we manage through the impacts of Covid-19 will position CBRE to emerge from this unprecedented time stronger than before.”

Consolidated Financial Results Overview

The following table presents highlights of CBRE performance (dollars in millions, except per share data):

			% Change
	Q1 2020	Q1 2019	USD	LC (1)
Operating Results
Revenue	$5,889	$5,136	14.7%	15.4%
Fee revenue (2)	2,693	2,429	10.9%	11.6%
GAAP net income	172	164	4.7%	5.2%
GAAP EPS	$0.51	$0.48	4.9%	5.3%
Adjusted EBITDA (3)	430	450	(4.4%)	(4.1%)
Adjusted net income (4)	254	268	(5.0%)	(4.7%)
Adjusted EPS (4)	$0.75	$0.79	(4.9%)	(4.6%)

Cash Flow Results
Cash used by operations	$(136)	$(393)	65.3%
Less: Capital expenditures	62	57	(9.2%)
Free cash flow (5)	$(199)	$(450)	55.8%

CBRE Press Release

May 7, 2020

Advisory Services Segment

The following table presents highlights of the Advisory Services segment performance (dollars in millions):

			% Change
	Q1 2020	Q1 2019	USD	LC
Revenue	$1,932	$1,834	5.3%	6.1%
Fee revenue	1,674	1,602	4.5%	5.2%
Adjusted EBITDA	293	264	10.9%	11.1%
Adjusted EBITDA on revenue margin	15.2%	14.4%	0.8%	0.7%
Adjusted EBITDA on fee revenue margin	17.5%	16.5%	1.0%	0.9%

Growth in Advisory Services revenue was led by global property sales, which rose 12% (same local currency). Sales revenue reached an all-time high for the company for any first quarter. This reflected continued strong capital flows to commercial real estate in the opening weeks of 2020. Robust growth was achieved in North Asia with particular strength in Japan and several European countries, notably France, Germany and Ireland. In the United States, sales revenue rose 3% from the first quarter of 2019.

Commercial mortgage origination revenue rose 2% (same local currency). Banks, life insurance companies, debt funds and other capital sources were highly active during the quarter, reflecting the healthy debt financing environment prior to the Covid-19-induced market dislocations.

Global capital markets revenue, which combines property sales and commercial mortgage origination, rose 9% (10% local currency) for the quarter.

Loan servicing revenue rose 23% (same local currency), as the portfolio increased 19% from a year ago to $240 billion.

In advisory leasing, where we saw impact from Covid-19 in late March, revenue dipped 2% (same local currency), which compares with robust growth in last year’s first quarter, when advisory leasing revenue surged 20% (22% local currency). Globally, current-quarter advisory leasing was paced by strong double-digit gains in India and the United Kingdom. U.S. leasing edged down 2%, a small decline compared with 28% growth in last year’s first quarter.

Valuation revenue rose 7% (8% local currency), while property management and advisory project management posted increases of 9% (10% local currency) for revenue and 7% (9% local currency) for fee revenue.

Global Workplace Solutions (GWS) Segment

The following table presents highlights of the GWS segment performance (dollars in millions):

			% Change
	Q1 2020	Q1 2019	USD	LC
Revenue	$3,746	$3,166	18.3%	19.0%
Fee revenue	808	692	16.7%	17.3%
Adjusted EBITDA	99	100	(0.4%)	0.1%
Adjusted EBITDA on revenue margin	2.7%	3.1%	(0.5%)	(0.5%)
Adjusted EBITDA on fee revenue margin	12.3%	14.4%	(2.1%)	(2.1%)

CBRE’s global scale and capabilities enable the company to capture a significant share of the expanding market for real estate outsourcing services. In the first quarter, this was reflected in 18% (19% local currency) revenue growth and 17% (same local currency) fee revenue growth in the first quarter, with particularly strong increases in global facilities management and project management. Revenue growth was notably strong in Continental Europe, the United Kingdom and the United States.

CBRE Press Release

May 7, 2020

The new business pipeline also remained robust with notable demand from the media and technology and transportation/logistics sectors. The company continued to secure new business at a high win rate, with notable new clients in the transportation/logistics and life sciences sectors. It also had its biggest quarter ever for renewing expiring contracts, with a renewal rate again above 90%.

Flat adjusted EBITDA for the quarter reflected the writedown of a contract settlement with a customer that decided to perform certain facilities activities in-house.

Real Estate Investments (REI) Segment

The following table presents highlights of the REI segment performance (dollars in millions):

			% Change
	Q1 2020	Q1 2019	USD	LC
Revenue	$211	$135	56.4%	57.1%
Adjusted revenue (6)	203	221	(8.0%)	(7.6%)
Adjusted EBITDA (7)	38	87	(55.6%)	(55.5%)

The decline in this segment’s adjusted EBITDA was driven by a $27 million decline in co-investments in the investment management business’s public securities portfolio, reflecting heightened equity market volatility, as well as fewer development asset sales than in last year’s particularly strong first quarter. Some late-quarter deal delays reflected the early impact of Covid-19. These were partially offset by higher asset management fees, carried interest revenue, contributions from the Telford Homes business, acquired in October 2019, and lower-than-expected losses associated with the start-up of the company’s enterprise-focused flexible workspace business, Hana.

•

Investment Management: Investment management revenue was $121.7 million during the first quarter, an increase of 14% (15% local currency), largely fueled by higher carried interest, which totaled $18.3 million for the period. Aside from carried interest, this business’s revenue is highly recurring in nature. Assets under management (AUM) totaled $108.1 billion at the end of the first quarter, a decrease of $4.8 billion, or $2.6 billion in local currency, from year-end 2019. The decrease reflected valuation declines and net outflows in the public securities portfolio as well as negative foreign currency movement.

•

Development: The in-process portfolio reached a record level in first-quarter 2020, increasing by $900 million from year-end 2019 to $13.9 billion. The pipeline was unchanged during the quarter at $5.8 billion. Telford Homes contributed $1.1 billion to the in-process total and $1.4 billion to the pipeline total. More than half of the in-process development is attributable to fee-development and built-to-suit projects.

•

Flexible Workspace (Hana):  Net investment in the start-up of Hana totaled $9.1 million for the first quarter, modestly lower than expected. Hana has opened five facilities (Dallas, London (three units) and Southern California) and executed agreements for five additional units (New York City, Northern Virginia, Northern New Jersey, Philadelphia and Manchester, UK). These units total nearly 500,000 square feet in aggregate, with a strong focus on meeting the needs of large enterprises that want to make flexible space an element of their occupancy portfolio and are primarily comprised of private workspaces.

Adjustments to GAAP Net Income and Earnings Per Share

First-quarter 2020 adjustments increased GAAP net income by a net amount of $81.9 million. This includes $105.0 million of positive pre-tax adjustments, primarily related to asset impairments, which were due partly to the impact of Covid-19 on our business, non-cash acquisition-related depreciation and

CBRE Press Release

May 7, 2020

amortization and the impact of fair value adjustments to real estate assets acquired in the Telford Homes acquisition that were sold in the first quarter, offset by a reversal of carried interest incentive compensation to align with the timing of associated carried-interest revenue, and a $15.3 million net tax adjustment associated with the aforementioned pre-tax adjustments.

Adjusted net income and adjusted earnings per share decreased 5% (same local currency) to $254.1 million and $0.75, respectively, compared with the prior-year period. This was primarily a result of significantly lower adjusted EBITDA in the Real Estate Investments segment compared with first-quarter 2019, reflecting the $27 million decline in co-investments in the public securities portfolio within the investment management business and fewer development asset sales.

Capital Allocation Overview

•

Stock Repurchase Program – During the first quarter of 2020, the company repurchased a total of 1.1 million shares of its common stock for $50.0 million at an average price of $47.62 per share. The company has $350.0 million of stock repurchase capacity under its authorized repurchase program remaining as of today.

•

Capital Expenditures – During the first quarter of 2020 net capital expenditures totaled $48.9 million(8), which included a significant allocation for technology-related investments and $10.6 million for the continued rollout of Hana.

•

Acquisitions – During the first quarter of 2020, the company spent $32.1 million on in-fill acquisitions, including leading local facilities management firms in Spain and Italy, a U.S. firm that helps companies reduce telecommunications costs and a leading provider of workplace technology project management, consulting and procurement services for occupiers across the United States.

Leverage and Financing Overview

•

Leverage – The company’s net leverage ratio (net debt(9) to trailing twelve-month adjusted EBITDA) was 0.59x as of March 31, 2020, which is 3.66x below the company’s primary debt covenant of 4.25x. The net leverage ratio is computed as follows (dollars in millions):

As of March 31, 2020

Total debt	$1,762
Less: Cash (10)	560
Net debt	$1,202

Divided by: Trailing twelve month adjusted EBITDA	$2,044

Net leverage ratio	0.59x
•

Liquidity – As of March 31, 2020, the company had $3.4 billion of total liquidity, consisting of $560 million in cash(10) plus the ability to borrow an aggregate of $2.8 billion under its revolving credit facilities, net of any outstanding letters of credit.

CBRE Press Release

May 7, 2020

2020 Business Outlook

In light of the uncertain operating environment caused by Covid-19, CBRE has withdrawn the 2020 earnings guidance that was provided on February 27, 2020. The company will provide qualitative commentary on today’s earnings conference call.

Conference Call Details

The company’s first quarter earnings conference call will be held today (Thursday, May 7, 2020) at 8:30 a.m. Eastern Time. A webcast, along with an associated slide presentation, will be accessible through the Investor Relations section of the company’s website at https://ir.cbre.com.

The direct dial-in number for the conference call is 877-407-8037 for U.S. callers and 201-689-8037 for international callers. A replay of the call will be available starting at 1:00 p.m. Eastern Time on May 7, 2020 and will be available for one week following the event. The dial-in number for the replay is 877-660-6853 for U.S. callers and 201-612-7415 for international callers. The access code for the replay is 137017355#. A transcript of the call will be available on the company’s Investor Relations website at https://ir.cbre.com.

About CBRE Group, Inc.

CBRE Group, Inc. (NYSE:CBRE), a Fortune 500 and S&P 500 company headquartered in Los Angeles, is the world’s largest commercial real estate services and investment firm (based on 2019 revenue). The company has more than 100,000 employees (excluding affiliates) and serves real estate investors and occupiers through more than 530 offices (excluding affiliates) worldwide. CBRE offers a broad range of integrated services, including facilities, transaction and project management; property management; investment management; appraisal and valuation; property leasing; strategic consulting; property sales; mortgage services and development services. Please visit our website at www.cbre.com. We routinely post important information on our website, including corporate and investor presentations and financial information. We intend to use our website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Such disclosures will be included in the Investor Relations section of our website at https://ir.cbre.com. Accordingly, investors should monitor such portion of our website, in addition to following our press releases, Securities and Exchange filings and public conference calls and webcasts.

Safe Harbor and Footnotes

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding the company’s future growth momentum, operations, market share, business outlook, capital deployment, acquisition integration and financial performance. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the company’s actual results and performance in future periods to be materially different from any future results or performance suggested in forward-looking statements in this press release. Any forward-looking statements speak only as of the date of this press release and, except to the extent required by applicable securities laws, the company expressly disclaims any obligation to update or revise any of them to reflect actual results, any changes in expectations or any change in events. If the company does update one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those or other forward-looking statements. Factors that could cause results to differ materially include, but are not limited to: disruptions in general economic, political and regulatory conditions, particularly in geographies or industry sectors where our business may be concentrated; volatility or adverse developments in the

CBRE Press Release

May 7, 2020

securities, capital or credit markets, interest rate increases and conditions affecting the value of real estate assets, inside and outside the United States; poor performance of real estate investments or other conditions that negatively impact clients’ willingness to make real estate or long-term contractual commitments and the cost and availability of capital for investment in real estate; disruptions to business, market and operational conditions related to the Covid-19 pandemic and the impact of government rules and regulations intended to mitigate the effects of this pandemic, including, without limitation, rules and regulations that impact us as a loan originator and servicer for U.S. Government Sponsored Enterprises; foreign currency fluctuations and changes in currency restrictions, trade sanctions and import-export and transfer pricing rules; changes in U.S. and international law and regulatory environments (including relating to anti-corruption, anti-money laundering, trade sanctions, tariffs, currency controls and other trade control laws), particularly in Asia, Africa, Russia, Eastern Europe and the Middle East, due to the level of political instability in those regions; our ability to compete globally, or in specific geographic markets or business segments that are material to us; our ability to identify, acquire and integrate accretive businesses; costs and potential future capital requirements relating to businesses we may acquire; integration challenges arising out of companies we may acquire; our ability to retain and incentivize key personnel; our ability to manage organizational challenges associated with our size; negative publicity or harm to our brand and reputation; increases in unemployment and general slowdowns in commercial activity; trends in pricing and risk assumption for commercial real estate services; the effect of significant changes in capitalization rates across different property types; a reduction by companies in their reliance on outsourcing for their commercial real estate needs, which would affect our revenues and operating performance; client actions to restrain project spending and reduce outsourced staffing levels; declines in lending activity of U.S. Government Sponsored Enterprises, regulatory oversight of such activity and our mortgage servicing revenue from the commercial real estate mortgage market; our ability to further diversify our revenue model to offset cyclical economic trends in the commercial real estate industry; our ability to attract new user and investor clients; our ability to retain major clients and renew related contracts; our ability to leverage our global services platform to maximize and sustain long-term cash flow; our ability to continue investing in our platform and client service offerings; our ability to maintain expense discipline; the emergence of disruptive business models and technologies; the ability of our investment management business to maintain and grow assets under management and achieve desired investment returns for our investors, and any potential related litigation, liabilities or reputational harm possible if we fail to do so; our ability to manage fluctuations in net earnings and cash flow, which could result from poor performance in our investment programs, including our participation as a principal in real estate investments; our leverage under our debt instruments as well as the limited restrictions therein on our ability to incur additional debt, and the potential increased borrowing costs to us from a credit-ratings downgrade; the ability of our indirect subsidiary, CBRE Capital Markets, Inc. to periodically amend, or replace, on satisfactory terms, the agreements for its warehouse lines of credit; variations in historically customary seasonal patterns that cause our business not to perform as expected; litigation and its financial and reputational risks to us; our exposure to liabilities in connection with real estate advisory and property management activities and our ability to procure sufficient insurance coverage on acceptable terms; liabilities under guarantees, or for construction defects, that we incur in our development services business; our and our employees’ ability to execute on, and adapt to, information technology strategies and trends; cybersecurity threats or other threats to our information technology networks, including the potential misappropriation of assets or sensitive information, corruption of data or operational disruption; our ability to comply with laws and regulations related to our global operations, including real estate licensure, tax, labor and employment laws and regulations, as well as the anti-corruption laws and trade sanctions of the U.S. and other countries; changes in applicable tax or accounting requirements; any inability for us to implement and maintain effective internal controls over financial reporting; and the effect of implementation of new accounting rules and standards or the impairment of our goodwill and intangible assets.

CBRE Press Release

May 7, 2020

Additional information concerning factors that may influence the company’s financial information is discussed under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Quantitative and Qualitative Disclosures About Market Risk” and “Cautionary Note on Forward-Looking Statements” in our Annual Report on Form 10-K for the year ended December 31, 2019, our Quarterly Report on Form 10-Q for the quarter ended March 30, 2020, as well as in the company’s press releases and other periodic filings with the Securities and Exchange Commission (SEC). Such filings are available publicly and may be obtained on the company’s website at www.cbre.com or upon written request from CBRE’s Investor Relations Department at investorrelations@cbre.com.

The terms “fee revenue,” “adjusted revenue,” “adjusted net income,” “adjusted earnings per share” (or adjusted EPS), “adjusted EBITDA,” “adjusted EBITDA on revenue margin,” “adjusted EBITDA on fee revenue margin” and “free cash flow,” all of which CBRE uses in this press release, are non-GAAP financial measures under SEC guidelines, and you should refer to the footnotes below as well as the “Non-GAAP Financial Measures” section in this press release for a further explanation of these measures. We have also included in that section reconciliations of these measures in specific periods to their most directly comparable financial measure calculated and presented in accordance with GAAP for those periods.

Totals may not sum in tables in millions included in this release due to rounding.

1Local currency percentage change is calculated by comparing current-period results at prior-period exchange rates versus prior-period results.

2Fee revenue is gross revenue less both client reimbursed costs largely associated with employees that are dedicated to client facilities and subcontracted vendor work performed for clients.

3EBITDA represents earnings before net interest expense, write-off of financing costs on extinguished debt, income taxes, depreciation, amortization and asset impairments. Amounts shown for adjusted EBITDA further remove (from EBITDA) the impact of fair value adjustments to real estate assets acquired in the Telford Acquisition (purchase accounting) that were sold in the period, costs incurred related to legal entity restructuring, integration and other costs related to acquisitions, certain carried interest incentive compensation (reversal) expense to align with the timing of associated revenue, and costs associated with our reorganization, including cost-savings initiatives. Adjusted EBITDA on revenue and fee revenue margins represents adjusted EBITDA divided by revenue and fee revenue, respectively.

4Adjusted net income and adjusted earnings per diluted share (or adjusted EPS) exclude the effect of select items from GAAP net income and GAAP earnings per diluted share as well as adjust the provision for income taxes for such charges. Adjustments during the periods presented included asset impairments, non-cash depreciation and amortization expense related to certain assets attributable to acquisitions, the impact of fair value adjustments to real estate assets acquired in the Telford Acquisition (purchase accounting) that were sold in the period, costs incurred related to legal entity restructuring, integration and other costs related to acquisitions, certain carried interest incentive compensation (reversal) expense to align with the timing of associated revenue, costs associated with our segment reorganization, including cost-savings initiatives, and write-off of financing costs on extinguished debt.

5Free cash flow is calculated as cash (used by) flow from operations, less capital expenditures (reflected in the investing section of the consolidated statement of cash flows).

6Adjusted revenue for the Real Estate Investments segment reflects revenue for this segment, less the direct cost of revenue, along with equity income from unconsolidated subsidiaries and gain on disposition of real estate, net of non-controlling interests. Adjusted revenue also removes the impact of fair value adjustments to real estate assets acquired in the Telford acquisition (purchase accounting) that were sold in the period.

7Adjusted EBITDA in the Real Estate Investments segment includes equity income from unconsolidated subsidiaries and gain on disposition of real estate, net of non-controlling interests, and the associated compensation expense.

8For the three months ended March 31, 2020, the company incurred capital expenditures of $62.2 million (reflected in the investing section of the consolidated statement of cash flows) and received tenant concessions from landlords of $13.3 million (reflected in the operating section of the consolidated statement of cash flows).

9Net debt is calculated as total debt (excluding non-recourse debt) less cash available for company use.

10Cash represents cash and cash equivalents (excluding restricted cash), but excludes $68.4 million of cash in consolidated funds and other entities not available for company use at March 31, 2020.

CBRE Press Release

May 7, 2020

CBRE GROUP, INC.

OPERATING RESULTS

FOR THE THREE MONTHS ENDED MARCH 31, 2020 AND 2019

(Dollars in thousands, except share and per share data)

(Unaudited)

	Three Months Ended
	March 31,
	2020	2019
Revenue:
Fee revenue	$2,693,292	$2,428,725
Pass through costs also recognized as revenue	3,195,876	2,706,785
Total revenue	5,889,168	5,135,510

Costs and expenses:
Cost of revenue	4,712,674	4,022,034
Operating, administrative and other	790,066	792,876
Depreciation and amortization	113,794	105,823
Asset impairments	75,171	89,037
Total costs and expenses	5,691,705	5,009,770

Gain on disposition of real estate (1)	22,827	19,247

Operating income	220,290	144,987

Equity income from unconsolidated subsidiaries (1)	20,631	72,664
Other (loss) income	(193)	20,853
Interest expense, net of interest income	16,016	21,192
Write-off of financing costs on extinguished debt	—	2,608
Income before provision for income taxes	224,712	214,704
Provision for income taxes	51,182	43,878
Net income	173,530	170,826
Less: Net income attributable to non-controlling interests (1)	1,335	6,417
Net income attributable to CBRE Group, Inc.	$172,195	$164,409

Basic income per share:
Net income per share attributable to CBRE Group, Inc.	$0.51	$0.49
Weighted average shares outstanding for basic income per share	334,969,826	336,020,431

Diluted income per share:
Net income per share attributable to CBRE Group, Inc.	$0.51	$0.48
Weighted average shares outstanding for diluted income per share	339,737,911	340,158,399

Adjusted EBITDA	$430,351	$450,032

(1)

Equity income from unconsolidated subsidiaries and gain on disposition of real estate, less net income (loss) attributable to non-controlling interests, includes income of $40.6 million and $85.3 million for the three months ended March 31, 2020 and 2019, respectively, attributable to Real Estate Investments but does not include significant related compensation expense (which is included in operating, administrative and other expenses). In the Real Estate Investments segment, related equity income from unconsolidated subsidiaries and gain on disposition of real estate, net of non-controlling interests, and the associated compensation expense, are all included in adjusted EBITDA.

CBRE Press Release

May 7, 2020

CBRE GROUP, INC.

SEGMENT RESULTS

FOR THE THREE MONTHS ENDED MARCH 31, 2020

(Dollars in thousands)

(Unaudited)

	Three Months Ended March 31, 2020

	Advisory Services	Global Workplace Solutions	Real Estate Investments	Consolidated
Revenue:
Fee revenue	$1,674,260	$807,562	$211,470	$2,693,292
Pass through costs also recognized as Revenue	257,264	2,938,612	—	3,195,876
Total revenue	1,931,524	3,746,174	211,470	5,889,168

Costs and expenses:
Cost of revenue	1,158,009	3,499,616	55,049	4,712,674
Operating, administrative and other	487,463	147,821	154,782	790,066
Depreciation and amortization	78,952	30,398	4,444	113,794
Asset impairments	—	50,171	25,000	75,171
Total costs and expenses	1,724,424	3,728,006	239,275	5,691,705

Gain on disposition of real estate	—	—	22,827	22,827

Operating income (loss)	207,100	18,168	(4,978)	220,290

Equity income from unconsolidated Subsidiaries	1,337	392	18,902	20,631
Other income (loss)	2,277	169	(2,639)	(193)
Less: Net income attributable to non-controlling interests	253	—	1,082	1,335
Add-back: Depreciation and amortization	78,952	30,398	4,444	113,794
Add-back: Asset impairments	—	50,171	25,000	75,171

EBITDA	289,413	99,298	39,647	428,358

Adjustments:
Impact of fair value adjustments to real estate assets acquired in the Telford Acquisition (purchase accounting) that were sold in period	—	—	5,753	5,753
Costs incurred related to legal entity restructuring	3,241	—	—	3,241
Integration and other costs related to acquisitions	—	—	783	783
Carried interest incentive compensation reversal to align with the timing of associated revenue	—	—	(7,784)	(7,784)

Adjusted EBITDA	$292,654	$99,298	$38,399	$430,351

CBRE Press Release

May 7, 2020

CBRE GROUP, INC.

SEGMENT RESULTS—(CONTINUED)

FOR THE THREE MONTHS ENDED MARCH 31, 2019

(Dollars in thousands)

(Unaudited)

	Three Months Ended March 31, 2019

	Advisory Services	Global Workplace Solutions	Real Estate Investments	Consolidated
Revenue:
Fee revenue	$1,601,637	$691,895	$135,193	$2,428,725
Pass through costs also recognized as Revenue	232,765	2,474,020	—	2,706,785
Total revenue	1,834,402	3,165,915	135,193	5,135,510

Costs and expenses:
Cost of revenue	1,083,099	2,938,935	—	4,022,034
Operating, administrative and other	496,618	135,472	160,786	792,876
Depreciation and amortization	71,647	29,483	4,693	105,823
Asset impairments	—	—	89,037	89,037
Total costs and expenses	1,651,364	3,103,890	254,516	5,009,770

Gain on disposition of real estate	—	—	19,247	19,247

Operating income (loss)	183,038	62,025	(100,076)	144,987

Equity income (loss) from unconsolidated Subsidiaries	675	(833)	72,822	72,664
Other income (loss)	1,679	(16)	19,190	20,853
Less: Net (loss) income attributable to non-controlling interests	(145)	(158)	6,720	6,417
Add-back: Depreciation and amortization	71,647	29,483	4,693	105,823
Add-back: Asset impairments	—	—	89,037	89,037

EBITDA	257,184	90,817	78,946	426,947

Adjustments:
Costs associated with our reorganization, including cost-savings initiatives (1)	6,666	8,862	221	15,749
Carried interest incentive compensation expense to align with the timing of associated revenue	—	—	7,336	7,336

Adjusted EBITDA	$263,850	$99,679	$86,503	$450,032

(1)	Primarily represents severance costs related to headcount reductions in connection with our reorganization announced in the third quarter of 2018 that became effective January 1, 2019.

CBRE Press Release

May 7, 2020

CBRE GROUP, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

(Unaudited)

	March 31,	December 31,
	2020	2019
Assets:
Cash and cash equivalents (1)	$628,451	$971,781
Restricted cash	104,244	121,964
Receivables, net	4,262,264	4,466,674
Warehouse receivables (2)	1,273,259	993,058
Contract assets	530,661	529,772
Income taxes receivable	117,663	233,051
Property and equipment, net	800,869	836,206
Operating lease assets	997,793	997,966
Goodwill and other intangibles, net	5,013,544	5,133,039
Investments in and advances to unconsolidated subsidiaries	422,910	426,711
Other assets, net	1,528,606	1,486,974

Total assets	$15,680,264	$16,197,196

Liabilities:
Current liabilities, excluding debt and operating lease liabilities	$4,615,686	$5,283,615
Warehouse lines of credit (which fund loans that U.S. Government Sponsored Enterprises have committed to purchase) (2)	1,258,832	977,175
Senior term loans, net	737,615	744,590
4.875% senior notes, net	593,850	593,631
5.25% senior notes, net	423,053	422,977
Other debt	7,749	7,045
Operating lease liabilities	1,228,867	1,226,421
Other long-term liabilities	645,065	668,630

Total liabilities	9,510,717	9,924,084

Equity:
CBRE Group, Inc. stockholders' equity	6,129,343	6,232,693
Non-controlling interests	40,204	40,419

Total equity	6,169,547	6,273,112

Total liabilities and equity	$15,680,264	$16,197,196

(1)	Includes $68.4 million and $70.5 million of cash in consolidated funds and other entities not available for company use as of March 31, 2020 and December 31, 2019, respectively.
(2)	Represents loan receivables, the majority of which are offset by borrowings under related warehouse line of credit facilities.

CBRE Press Release

May 7, 2020

CBRE GROUP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

(Unaudited)

	Three Months Ended
	March 31,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$173,530	$170,826
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	113,794	105,823
Amortization and write-off of financing costs on extinguished debt	1,501	4,175
Gains related to mortgage servicing rights, premiums on loan sales and sales of other assets	(52,373)	(53,517)
Asset impairments	75,171	89,037
Net realized and unrealized losses (gains), primarily from investments	193	(20,853)
Net compensation (reversal) expense for equity awards	(1,239)	29,271
Equity income from unconsolidated subsidiaries	(20,631)	(72,664)
Distribution of earnings from unconsolidated subsidiaries	29,185	77,158
Proceeds from sale of mortgage loans	3,595,631	4,453,797
Origination of mortgage loans	(3,859,407)	(4,646,348)
Increase in warehouse lines of credit	281,657	232,446
Tenant concessions received	13,292	3,464
Purchase of equity securities	(3,559)	(62,117)
Proceeds from sale of equity securities	4,925	25,730
Decrease (increase) in real estate under development	7,742	(3,356)
Decrease (increase) in receivables, prepaid expenses and other assets (including contract and lease assets)	52,796	(168,862)
Decrease in accounts payable and accrued expenses and other liabilities (including contract and lease liabilities)	(34,597)	(33,982)
Decrease in compensation and employee benefits payable and accrued bonus and profit sharing	(605,950)	(510,405)
Decrease (increase) in net income taxes receivable/payable	108,609	(11,344)
Other	(16,551)	(854)
Net cash used in operating activities	(136,281)	(392,575)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(62,241)	(56,979)
Acquisition of businesses, including net assets acquired, intangibles and goodwill, net of cash acquired	(25,897)	(2,142)
Contributions to unconsolidated subsidiaries	(32,155)	(23,562)
Distributions from unconsolidated subsidiaries	18,994	5,974
Other	9,068	2,771
Net cash used in investing activities	(92,231)	(73,938)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from senior term loans	—	300,000
Repayment of senior term loans	—	(300,000)
Proceeds from revolving credit facility	331,671	507,000
Repayment of revolving credit facility	(331,701)	(171,000)
Repurchase of common stock	(50,028)	(45,088)
Acquisition of businesses (cash paid for acquisitions more than three months after purchase date)	(6,230)	(17,185)
Units repurchased for payment of taxes on equity awards	(36,873)	(9,186)
Non-controlling interest contributions	622	40,774
Non-controlling interest distributions	(497)	(1,347)
Other financing activities, net	(869)	(3,940)
Net cash (used in) provided by financing activities	(93,905)	300,028
Effect of currency exchange rate changes on cash and cash equivalents and restricted cash	(38,633)	(9,791)

NET DECREASE IN CASH AND CASH EQUIVALENTS AND RESTRICTED CASH	(361,050)	(176,276)
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH, AT BEGINNING OF PERIOD	1,093,745	863,944
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH, AT END OF PERIOD	$732,695	$687,668

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest, net	$27,290	$33,606
Income tax (refunds) payments, net	$(55,897)	$54,241

CBRE Press Release

May 7, 2020

Non-GAAP Financial Measures

The following measures are considered “non-GAAP financial measures” under SEC guidelines:

(i)	Fee revenue
(ii)	Adjusted revenue for the Real Estate Investments segment
(iii)	Net income attributable to CBRE Group, Inc., as adjusted (which we also refer to as “adjusted net income”)
(iv)	Diluted income per share attributable to CBRE Group, Inc. shareholders, as adjusted (which we also refer to as “adjusted earnings per diluted share” or “adjusted EPS”)
(v)	Adjusted EBITDA and adjusted EBITDA on revenue and fee revenue margins
(vi)	Free cash flow
(vi)	Net debt

These measures are not recognized measurements under United States generally accepted accounting principles, or “GAAP.”  When analyzing our operating performance, investors should use them in addition to, and not as an alternative for, their most directly comparable financial measure calculated and presented in accordance with GAAP. Because not all companies use identical calculations, our presentation of these measures may not be comparable to similarly titled measures of other companies.

Our management generally uses these non-GAAP financial measures to evaluate operating performance and for other discretionary purposes. The company believes that these measures provide a more complete understanding of ongoing operations, enhance comparability of current results to prior periods and may be useful for investors to analyze our financial performance because they eliminate the impact of selected charges that may obscure trends in the underlying performance of our business. The company further uses certain of these measures, and believes that they are useful to investors, for purposes described below.

With respect to fee revenue:  the company believes that investors may find this measure useful to analyze the financial performance of our Global Workplace Solutions and Property and Advisory Project Management business lines and our business generally. Fee revenue excludes costs reimbursable by clients, and as such provides greater visibility into the underlying performance of our business.

With respect to adjusted revenue: the company believes that investors may find this measure useful to analyze the financial performance of our Real Estate Investments segment because it is more reflective of this segment’s total operations.

With respect to adjusted net income, adjusted EPS, adjusted EBITDA and adjusted EBITDA on revenue and fee revenue margins:  the company believes that investors may find these measures useful in evaluating our operating performance compared to that of other companies in our industry because their calculations generally eliminate the accounting effects of acquisitions, which would include impairment charges of goodwill and intangibles created from acquisitions—and in the case of adjusted EBITDA and adjusted EBITDA on revenue and fee revenue margins—the effects of financings and income tax and the accounting effects of capital spending. All of these measures and adjusted revenue may vary for different companies for reasons unrelated to overall operating performance. In the case of adjusted EBITDA, this measure is not intended to be a measure of free cash flow for our management’s discretionary use because it does not consider cash requirements such as tax and debt service payments. The adjusted EBITDA measure calculated herein may also differ from the amounts calculated under similarly titled definitions in our credit facilities and debt instruments, which amounts are further adjusted to reflect certain other cash and non-cash charges and are used by us to determine compliance with financial covenants therein and our ability to engage in certain activities, such as incurring additional debt. The company also uses adjusted EBITDA and adjusted EPS as significant components when measuring our operating performance under our employee incentive compensation programs.

With respect to free cash flow: the company believes that investors may find this measure useful to analyze the cash flow generated from operations after accounting for cash outflows to support operations and capital expenditures.

With respect to net debt:  the company believes that investors use this measure when calculating the company’s net leverage ratio.

CBRE Press Release

May 7, 2020

Net income attributable to CBRE Group, Inc., as adjusted (or adjusted net income), and diluted income per share attributable to CBRE Group, Inc. shareholders, as adjusted (or adjusted EPS), are calculated as follows (dollars in thousands, except share and per share data):

	Three Months Ended
	March 31,
	2020	2019

Net income attributable to CBRE Group, Inc.	$172,195	$164,409

Plus / minus:
Asset impairments	75,171	89,037
Non-cash depreciation and amortization expense related to certain assets attributable to acquisitions	20,050	22,226
Impact of fair value adjustments to real estate assets acquired in the Telford Acquisition (purchase accounting) that were sold in period	5,753	—
Costs incurred related to legal entity restructuring	3,241	—
Integration and other costs related to acquisitions	783	—
Carried interest incentive compensation (reversal) expense to align with the timing of associated revenue	(7,784)	7,336
Costs associated with our reorganization, including cost-savings initiatives (1)	—	15,749
Write-off of financing costs on extinguished debt	—	2,608
Tax impact of adjusted items	(15,298)	(33,848)

Net income attributable to CBRE Group, Inc. shareholders, as adjusted	$254,111	$267,517

Diluted income per share attributable to CBRE Group, Inc. shareholders, as adjusted	$0.75	$0.79

Weighted average shares outstanding for diluted income per share	339,737,911	340,158,399

Adjusted EBITDA is calculated as follows (dollars in thousands):

	Three Months Ended
	March 31,
	2020	2019

Net income attributable to CBRE Group, Inc.	$172,195	$164,409

Add:
Depreciation and amortization	113,794	105,823
Asset impairments	75,171	89,037
Interest expense, net of interest income	16,016	21,192
Write-off of financing costs on extinguished debt	—	2,608
Provision for income taxes	51,182	43,878

EBITDA	428,358	426,947

Adjustments:
Impact of fair value adjustments to real estate assets acquired in the Telford Acquisition (purchase accounting) that were sold in period	5,753	—
Costs incurred related to legal entity restructuring	3,241	—
Integration and other costs related to acquisitions	783	—
Carried interest incentive compensation (reversal) expense to align with the timing of associated revenue	(7,784)	7,336
Costs associated with our reorganization, including cost-savings initiatives (1)	—	15,749

Adjusted EBITDA	$430,351	$450,032

(1)	Primarily represents severance costs related to headcount reductions in connection with our reorganization announced in the third quarter of 2018 that became effective January 1, 2019.

CBRE Press Release

May 7, 2020

Adjusted EBITDA for the trailing twelve months ended March 31, 2020 is calculated as follows (dollars in thousands):

Trailing Twelve Months Ended March 31, 2020

Net income attributable to CBRE Group, Inc.	$1,290,143

Add:
Depreciation and amortization	447,195
Asset impairments	75,921
Interest expense, net of interest income	80,578
Provision for income taxes	77,199

EBITDA	1,971,036

Adjustments:
Costs associated with our reorganization, including cost-savings initiatives (1)	33,816
Integration and other costs related to acquisitions	16,075
Impact of fair value adjustments to real estate assets acquired in the Telford Acquisition (purchase accounting) that were sold in period	15,054
Costs incurred related to legal entity restructuring	10,140
Carried interest incentive compensation expense (reversal) to align with the timing of associated revenue	(2,019)

Adjusted EBITDA	$2,044,102

(1)	Primarily represents severance costs related to headcount reductions in connection with our reorganization announced in the third quarter of 2018 that became effective January 1, 2019.

Revenue includes client reimbursed pass through costs largely associated with employees that are dedicated to client facilities and subcontracted vendor work performed for clients, both of which are excluded from fee revenue. Reconciliations are shown below (dollars in thousands):

	Three Months Ended
	March 31,
	2020	2019
Property and Advisory Project Management
Fee revenue	$308,679	$288,119
Plus: Pass through costs also recognized as revenue	257,264	232,765

Revenue	$565,943	$520,884

Real Estate Investments adjusted revenue is computed as follows (dollars in thousands):

	Three Months Ended
	March 31,
	2020	2019
Real Estate Investments
Total revenue	$211,470	$135,193

Adjustments:
Less: Cost of revenue	55,049	—
Add: Gain on disposition of real estate	22,827	19,247
Add: Equity income from unconsolidated subsidiaries	18,902	72,822
Less: Net income (loss) attributable to non-controlling interests	1,082	6,720
Add: Impact of fair value adjustments to real estate assets acquired in the Telford Acquisition (purchase accounting) that were sold in period	5,753	—
Net adjustments	(8,649)	85,349

Total adjusted revenue	$202,821	$220,542